Exhibit 3.2

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

SECOND AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Arca Nova Acquisition Corp

A COMPANY LIMITED BY SHARES

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

“Act” means the BVI Business Companies Act (As Amended) and includes the regulations made under the Act;

“Articles” means the attached Articles of Association of the Company;

“Auditor” means the person for the time being performing the duties of auditor of the Company (if any);

“Business Combination” means a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination, with one or more businesses or entities (the “target business”), which Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Company’s Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account, and net of funds previously released to the Company to pay its taxes) at the time of the agreement to enter into the Business Combination unless the Company is not then listed on the Designated Stock Exchange at the time of such Business Combination in which case the Company will not be required to comply with the 80% fair market value requirement;

“Business Days” means a day other than a Saturday or Sunday or any other day on which commercial banks in New York, New York are required or are authorised to be closed for business;

“business relationship” means a continuing arrangement between a company and one or more persons with whom the company engages in business, whether on a one-off, regular or habitual basis.

“Chairman of the Board” has the meaning specified in Regulation 12;

“Designated Stock Exchange” means any national securities exchange in the United States of America on which Public Shares of the Company may be listed for trading, including the Nasdaq Stock Market LLC, the NYSE American LLC or The New York Stock Exchange LLC;

“Distribution” in relation to a distribution by the Company to a Shareholder means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder, or the incurring of a debt to or for the benefit of a Shareholder, in relation to Shares held by a Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

“Eligible Person” means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

“FINRA” means the Financial Industry Regulatory Authority of the United States of America;

“IPO” means the Company’s initial public offering of securities;

“Memorandum” means this Memorandum of Association of the Company;

“Per-Share Redemption Price” means:

(a)	with respect to an Automatic Redemption Event, the aggregate amount on deposit in the Trust Account calculated as of the date that is two (2) days prior to the distribution date including interest earned, but net of taxes payable and up to $100,000 of interest released to the Company to pay liquidation expenses, divided by the number of then outstanding Public Shares;

(b)	with respect to an Amendment Redemption Event, the aggregate amount on deposit in the Trust Account, including interest earned but net of taxes payable and up to $100,000 of interest released to the Company to pay liquidation expenses, divided by the number of then outstanding Public Shares on the date that is two Business Days prior to the Resolution of Shareholders approving the Amendment; and

(c)	with respect to either a Tender Redemption Offer or a Redemption Offer, the aggregate amount then on deposit in the Trust Account, including interest earned but net of taxes payable and up to $100,000 of interest released to the Company to pay liquidation expenses, on the date that is two Business Days prior to the consummation of the Business Combination, divided by the number of then outstanding Public Shares;

“Public Shares” means the Shares issued pursuant to the IPO, excluding any Shares held by insiders, sponsors or their affiliates;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Registration Statement” means the Company’s registration statement on Form S-1 or Form F-1 filed with the SEC in connection with the IPO;

“Relevant System” means a system utilised for the purposes of holding and transferring shares of the Company;

“Resolution of Directors” means either:

(d)	a resolution approved at a duly convened and constituted meeting of Directors of the Company or of a committee of Directors of the Company by the affirmative vote of a majority of the Directors present at the meeting who voted except that where a Director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(e)	a resolution consented to in writing by all Directors or by all members of a committee of Directors of the Company, as the case may be;

“Resolution of Shareholders” means either:

(a)	a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of in excess of 50 percent of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)	a resolution consented to in writing by a majority of in excess of 50 percent of the votes of Shares entitled to vote thereon;

“SEC” means the United States Securities and Exchange Commission;

“Seal” means any seal which has been duly adopted as the common seal of the Company;

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

“Share” means an ordinary share issued or to be issued by the Company;

“Shareholder” means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled;

“Trust Account”  means the trust account established by the Company prior to the IPO and into which a certain amount of the IPO proceeds and the proceeds from a simultaneous private placement of like units comprising like securities to those in included in the IPO by the Company are deposited, interest on the balance of which may be released to the Company from to time to time to pay the Company’s income or other tax obligations, and up to US$100,000 of such interest on the balance of the Trust Account may also be released to pay the liquidation expenses of the Company if applicable; and

“Written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

1.2.	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a “Regulation” is a reference to a regulation of the Articles;

(b)	a “Clause” is a reference to a clause of the Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended or, in the case of the Act, any re-enactment thereof; and

(e)	the singular includes the plural and vice versa.

1.3.	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and the Articles unless otherwise defined herein.

1.4.	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and the Articles.

2.	NAME

The name of the Company is Arca Nova Acquisition Corp.

3.	TYPE OF COMPANY

The Company is a company limited by Shares.

4.	REGISTERED OFFICE AND REGISTERED AGENT

4.1.	The first registered office of the Company is at Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands., the office of the first registered agent.

4.2.	The first registered agent of the Company is Corporate Registrations Limited of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

4.3.	The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent.

4.4.	Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5.	CAPACITY AND POWERS

5.1.	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

5.2.	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6.	NUMBER AND CLASSES OF SHARES

6.1.	Shares in the company shall be issued in the currency of the United States of America.

6.2.	The Company is authorised to issue a maximum of 500,000,000 Shares with no par value of a single class.

6.3.	The Company may at the discretion of the Board of Directors, but shall not otherwise be obliged to, issue fractional Shares or round up or down fractional holdings of Shares to its nearest whole number and a fractional Share (if authorised by the Board of Directors) may have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

6.4.	Shares may be issued in one or more series of Shares as the Directors may by Resolution of Directors determine from time to time.

7.	RIGHTS OF SHARES

7.1.	Each Share in the Company confers upon the Shareholder:

(a)	the right to one vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.2.	The Company may by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 3 of the Articles.

8.	VARIATION OF RIGHTS

If at any time the Shares are divided into different classes, the rights attached to any class may only be varied, whether or not the Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of not less than 50 percent of the issued Shares in that class.

9.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10.	REGISTERED SHARES

10.1.	The Company shall issue Registered Shares only.

10.2.	The Company is not authorised to issue Bearer Shares, convert Registered Shares to Bearer Shares or exchange Registered Shares for Bearer Shares.

11.	TRANSFER OF SHARES

11.1.	Subject to the Memorandum and the Articles, the Company shall, on receipt of an instrument of transfer complying with Regulation 6.1 of the Articles, enter the name of the transferee of a Share in the register of members unless the Directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a Resolution of Directors.

11.2.	The Directors may not resolve to refuse or delay the transfer of a Share unless the Shareholder has failed to pay an amount due in respect of the Share.

12.	AMENDMENT OF THE MEMORANDUM AND THE ARTICLES

12.1.	Subject to Clause 8, the Company may amend the Memorandum or the Articles by Resolution of Shareholders or by Resolution of Directors, save that no amendment may be made by Resolution of Directors:

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;

(c)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

(d)	to Clauses 7, 8, 9 or this Clause 12.

12.2.	Notwithstanding Clause 12.1, no amendment may be made to the Memorandum or Articles by a Resolution of Shareholders to amend:

(a)	Regulation 23 prior to the Business Combination unless the holders of the Public Shares are provided with the opportunity to redeem their Public Shares upon the approval of any such amendment in the manner and for the price as set out in Regulation 23.11; and

(b)	This clause 12.2 during the period commencing upon the adoption of these Articles and terminating upon the first to occur of the consummation of any Business Combination and the complete liquidation of the Trust Account.

12.3.	Any amendment of the Memorandum or the Articles will take effect on the registration by the Registrar of a notice of amendment, or restated Memorandum and Articles, filed by the registered agent.

13.	PUBLIC COMPANY

The Company is a public company, and accordingly:

(a)	the Company may invite the public to subscribe for any Shares or Securities of the Company;

(b)	there shall be no limit to the number of members of the Company;

(c)	the Shares of the Company shall be freely transferable subject to the Memorandum, the Articles, the Act and the rules of the Designated Stock Exchange; and

(d)	the Company may issue Share Warrants but not to Bearer.

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT (AS AMENDED)

SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Arca Nova Acquisition Corp

A COMPANY LIMITED BY SHARES

1.	REGISTERED SHARES

1.1.	Every Shareholder is entitled to a certificate signed by a Director or officer of the Company, or any other person authorised by Resolution of Directors, or under the Seal specifying the number of Shares held by him and the signature of the Directors, officer or authorised person and the Seal may be facsimiles.

1.2.	Any Shareholder receiving a certificate shall indemnify and hold the Company and its Directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by Resolution of Directors.

1.3.	If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

1.4.	Nothing in these Articles shall require title to any Shares or other Securities to be evidenced by a certificate if the Act and the rules of the Designated Stock Exchange permit otherwise.

1.5.	Subject to the Act and the rules of the Designated Stock Exchange, the Board of Directors without further consultation with the holders of any Shares or Securities may resolve that any class or series of Shares or other Securities in issue or to be issued from time to time may be issued, registered or converted to uncertificated form and the practices instituted by the operator of the relevant system. No provision of these Articles will apply to any uncertificated shares or Securities to the extent that they are inconsistent with the holding of such shares or securities in uncertificated form or the transfer of title to any such shares or securities by means of a relevant system.

1.6.	Conversion of Shares held in certificated form into Shares held in uncertificated form, and vice versa, may be made in such manner as the Board of Directors, in its absolute discretion, may think fit (subject always to the requirements of the relevant system concerned). The Company or any duly authorised transfer agent shall enter on the register of members how many Shares are held by each member in uncertificated form and certificated form and shall maintain the register of members in each case as is required by the relevant system concerned. Notwithstanding any provision of these Articles, a class or series of Shares shall not be treated as two classes by virtue only of that class or series comprising both certificated shares and uncertificated shares or as a result of any provision of these Articles which applies only in respect of certificated shares or uncertificated shares.

2.	SHARES

2.1.	Shares and other Securities may be issued at such times, to such Eligible Persons, for such consideration and on such terms as the Directors may by Resolution of Directors determine.

2.2.	Section 46 of the Act (Pre-emptive rights) does not apply to the Company.

2.3.	A Share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services. Bonus Shares are issued for no consideration and are considered fully paid for on issue.

2.4.	No Shares or part thereof may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares;

(b)	the determination of the Directors of the reasonable present cash value of the non- money consideration for the issue; and

(c)	that, in the opinion of the Directors, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.5.	The consideration paid for any Share, shall not be treated as a liability or debt of the Company for the purposes of

(a)	the solvency test in Regulations 3 and 18; and

(b)	sections 197 and 209 of the Act.

2.6.	The Company shall keep a register (the “register of members”) containing:

(a)	the names and addresses of the persons who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any Eligible Person ceased to be a Shareholder.

except if the Company becomes listed on a Designated Stock Exchange the register of members may keep such other information as shall be approved by a Resolution of Shareholders.

2.7.	The register of members may be in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the Directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.8.	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3.	REDEMPTION OF SHARES AND TREASURY SHARES

3.1.	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2.	The Company may acquire its own fully paid shares for no consideration if the shares are surrendered to the Company in writing by the shareholder to whom the shares are registered.

3.3.	The Company may only offer to purchase, redeem or otherwise acquire Shares if the Resolution of Directors authorising the purchase, redemption or other acquisition contains a statement that the Directors are satisfied, on reasonable grounds, that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.4.	Sections 60 (Process for acquisition of own Shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

3.5.	Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

3.6.	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

3.7.	Treasury Shares may be transferred by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and the Articles) as the Company may by Resolution of Directors determine.

3.8.	Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than 50 percent of the votes in the election of Directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4.	MORTGAGES AND CHARGES OF SHARES

4.1.	Shareholders may mortgage or charge their Shares.

4.2.	There shall be entered in the register of members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

4.3.	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the Directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the Directors shall consider necessary or desirable.

4.4.	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares, without the written consent of the named mortgagee or chargee.

5.	FORFEITURE

5.1.	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note, other written obligation to contribute money or property or a contract for future services are deemed to be not fully paid.

5.2.	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3.	The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4.	Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the Directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5.	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6.	TRANSFER OF SHARES

6.1.	Subject to the Memorandum, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration. Notwithstanding the foregoing, Shares of the Company which are listed on the Designated Stock Exchange shall be transferred in accordance with the laws, rules, procedures and other requirements applicable to registered shares on the Designated Stock Exchange. Shares may also be transferred by means of a Relevant System and the operator of the Relevant System (and any other person necessary to ensure the Relevant System is effective to transfer shares) shall act as agent of the members for the purposes of the transfer of any shares transferred by means of the Relevant System.

6.2.	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

6.3.	If the Directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

6.4.	Subject to the Memorandum, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

7.	MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1.	The Directors may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the Directors consider desirable, however, the failure to satisfy this Regulation does not invalidate the meeting.

7.2.	Upon the written request of Shareholders entitled to exercise 30 percent or more of the voting rights in respect of the matter for which the meeting is requested the Directors shall convene a meeting of Shareholders.

7.3.	The Directors convening a meeting shall give not less than 7 days’ notice of a meeting of Shareholders to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(b)	the other Directors.

7.4.	The Directors convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date of notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

7.5.	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

7.6.	The inadvertent failure of the Directors to give notice of a meeting to a Shareholder, or the fact that a Shareholder has not received notice, does not invalidate the meeting.

7.7.	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

7.8.	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.9.	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

Arca Nova Acquisition Corp

I/We being a Shareholder of the above Company HEREBY APPOINT __________________________________________

of_________________________or failing him__________________________of___________________________to be

my/our proxy to vote for me/us at the meeting of Shareholders to be held on the day of___________________, 20_____and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this________day of____________________, 20______

Shareholder

7.10.	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

7.11.	A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

7.12.	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one-third of the votes of the Shares or each class or series of Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

7.13.	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the Directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.14.	At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their numbers to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

7.15.	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.16.	At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.17.	Subject to the specific provisions contained in this Regulation for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence. In case of doubt, the Directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the Directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.18.	Any Eligible Person other than an individual which is a Shareholder may by resolution of its Directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Shareholder which he represents as that Shareholder could exercise if it were an individual.

7.19.	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

7.20.	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.21.	An action that may be taken by the Shareholders at a meeting may also be taken by a resolution consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Shareholders holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

7.22	If the Company shall have only one Shareholder, the provisions herein contained for meetings of the Shareholders shall not apply and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Shareholders. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

8.	DIRECTORS

8.1.	The first Directors of the Company shall be appointed by the first registered agent within 6 months of the date of incorporation of the Company; and thereafter, the Directors shall be elected by Resolution of Shareholders or by Resolution of Directors.

8.2.	No person shall be appointed as a Director or alternate director or nominated as a reserve Director, of the Company unless he has consented in writing to be a Director or to be nominated as a reserve Director.

8.3.	Subject to Sub-Regulation 8.1, the minimum number of Directors shall be two and there shall be no maximum number.

8.4.	Each Director holds office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a Director, the Directors serves indefinitely until his earlier death, resignation or removal.

8.5.	A Director may be removed from office,

(a) with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the Directors or for purposes including the removal of the Directors or by a written resolution passed by at least 75 percent of the Shareholders of the Company entitled to vote; PROVIDED THAT prior to the consummation of the Business Combination, Directors may not be removed by Resolution of Shareholders; or

(b) with cause, by Resolution of Directors passed at a meeting of Directors called for the purpose of removing the Directors or for purposes including the removal of the Directors.

8.6.	A Director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company or from such later date as may be specified in the notice. A Director shall resign forthwith as a Director if he is, or becomes, disqualified from acting as a Director under the Act.

8.7.	A vacancy in the Board may be filled by a Resolution of Shareholders or by a resolution of a majority of the remaining Directors. Where the Directors appoint a person as Director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a Director ceased to hold office.

8.8.	A vacancy in relation to Directors occurs if a Director dies or in the case where the director is not an individual ceases to exist or otherwise ceases to hold office prior to the expiration of his term of office.

8.9.	Where the Company only has one Shareholder who is an individual and that Shareholder is also the sole Director of the Company, the sole Shareholder/Director may, by instrument in writing, nominate a person who is not disqualified from being a Director of the Company as a reserve Director of the Company to act in the place of the sole Director in the event of his death.

8.10.	The nomination of a person as a reserve Director of the Company ceases to have effect if:

(a)	before the death of the sole Shareholder/Director who nominated him,

(i)	he resigns as reserve Director, or

(ii)	the sole Shareholder/Director revokes the nomination in writing; or

(b)	the sole Shareholder/Director who nominated him ceases to be able to be the sole Shareholder/Director of the Company for any reason other than his death.

8.11.	The Company shall keep a register of Directors containing:

(a)	the names (current and former names unless the former name was changed by deed poll or other legal means or not used for more than 10 years) and residential addresses of the persons who are Directors of the Company or who have been nominated as reserve Directors of the Company or registered office where the Director is a corporate entity.;

(b)	the date on which each person whose name is entered in the register was appointed as a Director, or nominated as a reserve Director, of the Company;

(c)	the date on which each person named as a Director ceased to be a Director of the Company;

(d)	the date on which the nomination of any person nominated as a reserve Director ceased to have effect;

(e)	Address for service of each director if not the same of the residential address;

(f)	date of birth and nationality of each Director an reserve director and where the Director is a corporate entity registration number and place of incorporation; and

(g)	such other information as may be prescribed by the Act.

8.12.	The register of Directors may be kept in any such form as the Directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of Directors.

8.13	The Company shall file with the Registrar a copy of its register of directors within 14 days of the appointment of the first director and shall within 21 days of any changes occurring with the register of directors file a copy of the updated register of directors with the Registrar.

8.14.	The Directors may, by Resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

8.15.	A Director is not required to hold a Share as a qualification to office.

9.	POWERS OF DIRECTORS

9.1.	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Directors of the Company. The Directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The Directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

9.2.	Each Director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each Director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the Directors believes to be the best interests of the Company.

9.3.	If the Company is the wholly owned subsidiary of a holding company, a Director of the Company may, when exercising powers or performing duties as a Director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

9.4.	Any Director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the Directors, with respect to the signing of consents or otherwise.

9.5.	The continuing Directors may act notwithstanding any vacancy in their body.

9.6.	The Directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

9.7.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

9.8.	For the purposes of Section 175 (Disposition of assets) of the Act, the Directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

10.	PROCEEDINGS OF DIRECTORS

10.1.	Any one Director of the Company may call a meeting of the Directors by sending a written notice to each other Director.

10.2.	The Directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the Directors may determine to be necessary or desirable.

10.3.	A Director is deemed to be present at a meeting of Directors if he participates by telephone or other electronic means and all Directors participating in the meeting are able to hear each other.

10.4.	A Director shall be given not less than 3 days’ notice of meetings of Directors, but a meeting of Directors held without 3 days’ notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a Director at a meeting shall constitute waiver by that Director. The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting.

10.5.	A Director may by a written instrument appoint an alternate who need not be a Director and the alternate shall be entitled to attend meetings in the absence of the Directors who appointed him and to vote in place of the Directors until the appointment lapses or is terminated. Appointment and termination of an alternate shall not be effective until the instrument appointing and terminating the alternate director has been given to the Company.

10.6.	A meeting of Directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of Directors, unless there are only 2 Directors in which case the quorum is 2.

10.7.	If the Company has only one Director the provisions herein contained for meetings of Directors do not apply and such sole Director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole Director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

10.8.	At meetings of Directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the Directors present shall choose one of their number to be chairman of the meeting.

10.9.	An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of Directors consented to in writing by all Directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more Directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last Director has consented to the resolution by signed counterparts.

11.	COMMITTEES

11.1.	The Directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more Directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

11.2.	The Directors have no power to delegate to a committee of Directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of Directors;

(c)	to delegate powers to a committee of Directors;

(d)	to appoint or remove Directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or to approve a liquidation plan; or

(h)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

11.3.	Sub-Regulation 11.2(b) and (c) do not prevent a committee of Directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

11.4.	The meetings and proceedings of each committee of Directors consisting of 2 or more Directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of Directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

11.5	Where the Directors delegate their powers to a committee of Directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on Directors of the Company under the Act.

12.	OFFICERS AND AGENTS

12.1.	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

12.2.	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of Directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

12.3.	The emoluments of all officers shall be fixed by Resolution of Directors.

12.4.	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

12.5.	The Directors may, by Resolution of Directors, appoint any person, including a person who is a Director, to be an agent of the Company.

12.6.	An agent of the Company shall have such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or the Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of Directors;

(d)	to delegate powers to a committee of Directors;

(e)	to appoint or remove Directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of Directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency or to approve a liquidation plan;

(j)	to make a determination that immediately after a proposed Distribution the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

12.7.	The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

12.8.	The Directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

13.	CONFLICT OF INTERESTS

13.1.	A Director shall forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board bringing it to the attention of every Director on the Board. Where a Director’s interest in a transaction is not disclosed in accordance with this Regulation the transaction is voidable by the Company.

13.2.	For the purposes of Sub-Regulation 13.1, a disclosure to all other Directors to the effect that a Director is a member, Director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry into the transaction or disclosure of the interest, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

13.3	Notwithstanding Regulation 13.1, a transaction entered into by the Company is not voidable by the Company if:

(a)	the material facts of the interest of the Directors in the transaction are known by the Shareholders entitled to vote at a meeting of Shareholders and the transaction is approved or ratified by a Resolution of Shareholders; or

(b)	the Company received fair value for the transaction, and such determination of fair value is made on the basis of the information known to the Company and the interested Director at the time that the transaction was entered into.

13.4.	A Director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of Directors at which a matter relating to the transaction arises and be included among the Directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a Director, that relates to the transaction.

14.	INDEMNIFICATION

14.1.	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a Director of the Company; or

(b)	is or was, at the request of the Company, serving as a Director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

14.2.	The indemnity in Sub-Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3.	For the purposes of Sub-Regulation 14.2, a Director acts in the best interests of the Company if he acts in the best interests of

(a)	the Company’s holding company; or

(b)	a Shareholder or Shareholders of the Company;

in either case, in the circumstances specified in Sub-Regulation 9.3 or the Act, as the case may be.

14.4.	The decision of the Directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.5.	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.6.	Expenses, including legal fees, incurred by a Director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Directors to repay the amount if it shall ultimately be determined that the Directors is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1.

14.7.	Expenses, including legal fees, incurred by a former Director in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former Director to repay the amount if it shall ultimately be determined that the former Director is not entitled to be indemnified by the Company in accordance with Sub-Regulation 14.1 and upon such terms and conditions, if any, as the Company deems appropriate.

14.8.	The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Shareholders, resolution of disinterested Directors or otherwise, both as acting in the person’s official capacity and as to acting in another capacity while serving as a Director of the Company.

14.9.	If a person referred to in Sub-Regulation 14.1 has been successful in defence of any proceedings referred to in Sub-Regulation 14.1, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

14.10.	The Company may purchase and maintain insurance in relation to any person who is or was a Director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a Director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

15.	RECORDS

15.1.	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

15.2.	Until the Directors determine otherwise by Resolution of Directors the Company shall keep the original register of members and original register of Directors at the office of its registered agent.

15.3.	If the Company maintains only a copy of the register of members or a copy of the register of Directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of Directors is kept.

15.4.	The Company shall keep all records and underlying documentation including the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

(b)	minutes of meetings and Resolutions of Directors and committees of Directors; and

(c)	an impression of the Seal.

15.5.	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

15.6.	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic

Transactions Act, 2001 (No. 5 of 2001) as from time to time amended or re-enacted.

16.	REGISTER OF CHARGES

The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

17.	SEAL

The Company shall have a Seal and may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The Directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one Director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The Directors may provide for a facsimile of the Seal and of the signature of any Director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18.	DISTRIBUTIONS BY WAY OF DIVIDEND

18.1.	The Directors of the Company may, by Resolution of Directors, authorise a Distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the Distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.2.	Dividends may be paid in money, Shares, or other property.

18.3.	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Sub-Regulation 20.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

18.4.	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

19.	ACCOUNTS AND AUDIT

19.1.	The Company shall keep financial records and underlying documentation of the Company’s accounts and records (such as invoices, contracts and similar documents) in relation to all sums of money received and expended by the company and the matters in respect of which the receipt and expenditure takes place, all sales and purchases of goods by the company and the assets and liabilities of the company that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

19.2.	These financial records and underlying documentation shall be retained by the Company for a period of no less than five years from the date:

(a)	of completion of the transaction to which the records and underlying documentation relate; or

(b)	the company terminates the business relationship to which the records and underlying documentation relate; and

shall provide it all and any records and underlying documentation to in respect of the Company requested by the registered agent of the Company without delay whenever requested by the registered agent pursuant to a request from the Commission or other competent authority in the Virgin Islands in exercise of their powers under any valid enactment.

19.3.	Where the financial record and underlying documentation of the Company are kept at a location other than the registered office of the Company the Company shall provide the registered agent of the Company with a written statement of the of the physical address of the place at which the records and underlying documentation are kept and the name of the person who maintains and controls the company’s records and underlying documentation.

19.4	The Company may by Resolution of Shareholders call for the Directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

19.5.	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

19.6.	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by Resolution of Shareholders or by Resolution of Directors.

19.7.	The auditors may be Shareholders, but no Director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

19.8.	The remuneration of the auditors of the Company may be fixed by Resolution of Directors.

19.9.	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

19.10.	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

19.11.	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the Directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

19.12.	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

20.	NOTICES

20.1.	Any notice, information or written statement to be given by the Company to Shareholders may be given by personal service or by mail addressed to each Shareholder at the address shown in the register of members.

20.2.	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

20.3.	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

21.	VOLUNTARY WINDING UP AND DISSOLUTION

The Company may voluntarily commence to wind up and dissolve if

(a)	it has no liabilities; or

(b)	is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities,

by a Resolution of Shareholders or if, the Company has never issued Shares, by a Resolution of Directors.

22.	CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all Directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

23.	BUSINESS COMBINATION

23.1.	Notwithstanding any other provision of these Articles, this Regulation 23 shall apply during the period commencing upon the adoption of these Articles and terminating upon the first to occur of the consummation of any Business Combination and the complete liquidation of the Trust Account. In the event of a conflict between this Regulation 23 and any other Regulation of these Articles, the provisions of this Regulation 23 shall prevail.

23.2.	If the Company is unable to consummate its initial Business Combination within 21 months from the closing of the IPO, the Company will, as promptly as reasonably possible but not more than ten Business Days thereafter, distribute the aggregate amount then on deposit in the Trust Account, including interest (net of taxes payable), pro rata to its public shareholders by way of redemption (an “Automatic Redemption Event”) and cease all operations except for the purposes of winding up of the Company’s affairs. This redemption of public shareholders from the Trust Account shall be effected in accordance with these Articles and prior to commencing any voluntary liquidation.

23.3.	Unless a Shareholder vote is required by law or the rules of the Designated Stock Exchange, or, at the sole discretion of the Directors, the Directors determine to hold a shareholder vote for business or other reasons, the Company may enter into a Business Combination without submitting such Business Combination to its Shareholders for approval. In the event that a shareholder vote is held, and a majority of the votes of the Shares entitled to vote thereon which were present at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Company shall be authorised to consummate the Business Combination.

23.4.	Except in connection with the consummation of the initial Business Combination, prior to the initial Business Combination, the Company may not issue additional Shares that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any initial Business Combination.

23.5.	(a) In the event that a Business Combination is consummated by the Company other than in connection with a Shareholder vote under Regulation 23.3, the Company will, subject to as provided below, offer to redeem the Public Shares for cash in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act and subject to any limitations (including but not limited to cash requirements) set forth in the definitive transaction agreements related to the initial Business Combination (the “Tender Redemption Offer”), provided however that the Company shall not redeem those Shares held by insiders, sponsors or their affiliates pursuant to such Tender Redemption Offer, whether or not such holders accept such Tender Redemption Offer. The Company will file tender offer documents with the SEC prior to consummating the Business Combination which contain substantially the same financial and other information about the Business Combination and the redemption rights as would be required in a proxy solicitation pursuant to Regulation 14A under the Exchange Act. In accordance with the Exchange Act, the Tender Redemption Offer will remain open for a minimum of 20 Business Days and the Company will not be permitted to consummate its Business Combination until the expiry of such period. If in the event a Shareholder holding Public Shares accepts the Tender Redemption Offer and the Company has not otherwise withdrawn the tender offer, the Company shall, promptly after the consummation of the Business Combination, pay such redeeming Shareholder, on a pro rata basis, cash equal to the applicable Per-Share Redemption Price.

(b)	In the event that a Business Combination is consummated by the Company in connection with a Shareholder vote held pursuant to Regulation 23.3 in accordance with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (the “Redemption Offer”), the Company will, subject as provided below, offer to redeem the Public Shares, other than those Shares held by insiders, sponsors or their affiliates, regardless of whether such shares are voted for or against the Business Combination, for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price, provided however that: (i) the Company shall not redeem those Shares held by insiders, sponsors or their affiliates pursuant to such Redemption Offer, whether or not such holders accept such Redemption Offer; and (ii) any other redeeming Shareholder who either individually or together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is defined under Section 13 of the Exchange Act) shall not be permitted to redeem, without the consent of the Directors, more than fifteen percent (15%) of the total Public Shares sold in the IPO.

(c)	In no event will the Company consummate the Tender Redemption Offer or the Redemption Offer under Regulation 23.5(a) or 23.5(b) or an Amendment Redemption Event under Regulation 23.11 if such redemptions would cause the Company to have net tangible assets of less than US$5,000,001 (after payment of deferred underwriting fees and commissions and net of taxes payable on the income earned on the Trust Account and funds previously released to the Company to pay taxes) upon consummation of a Business Combination, unless the Company is otherwise exempted from the provisions of Rule 419 promulgated under the Securities Act, as amended.

23.6.	In the event the Company seeks to complete a Business Combination with a company that is affiliated with any of the Directors, officers of the Company or its sponsor, the Company will obtain (i) an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions for the type of company the Company is seeking to acquire or an independent accounting firm that such a Business Combination is fair to the unaffiliated shareholders from a financial point of view and (ii) the approval of a majority of the Company’s disinterested and independent Directors (if the Company has any at that time).

23.7.	The Company will not effectuate its initial Business Combination with another blank check company or a similar company with nominal operations.

23.8.	A holder of Public Shares shall be entitled to receive distributions from the Trust Account only in the event of an Automatic Redemption Event, an Amendment Redemption Event or in the event such holder accepts a Tender Redemption Offer or a Redemption Offer where the Business Combination is consummated. In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to the Trust Account.

23.9	Under no circumstances will the Company redeem its Public Shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001.

23.10.	Immediately after the Company’s IPO, that amount of the net proceeds received by the Company from the IPO (including proceeds of any exercise of the underwriter’s over-allotment option) and from the simultaneous private placement by the Company as is stated in the Registration Statement to be deposited in the Trust Account shall be so deposited and thereafter held in the Trust Account until released in the event of a Business Combination or otherwise in accordance with this Regulation 23. Neither the Company nor any officer, Director or employee of the Company will disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Combination, or (ii) an Automatic Redemption Event or in payment of the acquisition price for any shares which the Company elects to purchase, redeem or otherwise acquire in accordance with this Regulation 23, in each case in accordance with the trust agreement governing the Trust Account; provided that interest earned on the Trust Account (as described in the Registration Statement) may be released from time to time to the Company to pay the Company’s tax obligations.

23.11.	In the event the Directors of the Company propose any amendment to Regulation 23 or to any of the other rights of the Shares as set out in the Memorandum prior to, but not for the purposes of approving or in conjunction with the consummation of, a Business Combination that would affect the substance or timing of the Company’s obligations as described in this Regulation 23 to pay or to offer to pay the Per-Share Redemption Price to any holder of the Public Shares (an “Amendment”) and such Amendment is (i) duly approved by holders of at least 65 percent of the outstanding Shares; and (ii) the amended Memorandum and Articles reflecting such amendment are to be filed at the Registry of Corporate Affairs (an “Approved Amendment”), the Company will offer to redeem the Public Shares of any Shareholder for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price (an “Amendment Redemption Event”), provided however that the Company shall not redeem those Shares held by insiders, sponsors or their affiliates pursuant to such offer, whether or not such holders accept such offer.

24.	AMENDMENT TO ARTICLES

Subject to these Articles and the Act, the Company may alter or modify the conditions contained in these Articles as originally drafted or as amended from time to time by a Resolution of Directors or a Resolution of Shareholders, provided that any amendment to Regulation 23 (Business Combination Provisions) shall require the approval of holders of at least 65 percent of the outstanding Shares and be made in accordance with Regulation 23.11.